Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of LiquidValue Development Inc. (the “Company”) for the three month period ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	May 17, 2021	/s/ Fai H. Chan Fai H. Chan Co-Chief Executive Officer, Director (Principal Executive Officer)

Date:	May 17, 2021	/s/ Moe T. Chan Moe T. Chan Co-Chief Executive Officer, Director (Principal Executive Officer)

Date:	May 17, 2021	/s/ Rongguo (Ronald) Wei Rongguo (Ronald) Wei Co-Chief Financial Officer (Principal Financial Officer)

Date:	May 17, 2021	/s/ Alan W. L. Lui Alan W. L. Lui Co-Chief Financial Officer (Principal Financial Officer)